UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
_______________

Date of report (Date of earliest event reported): July 31, 2013

ARAMARK CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-04762	95-2051630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania		19107
(Address of Principal Executive Offices)		Zip Code

Registrant's telephone, including area code: 215-238-3000
N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

ISPO Exchange Offer

On July 29, 2013, ARAMARK Holdings Corporation (“Holdings”), the parent company of ARAMARK Corporation, closed an exchange offer for all outstanding Installment Stock Purchase Opportunities (“ISPOs”) held by certain employees, including certain named executive officers, under the 2007 Management Stock Incentive Plan, as amended and restated (the “Amended Stock Incentive Plan”). Under the exchange offer, Holdings offered to holders of outstanding ISPO awards the ability to exchange such awards for restricted stock (“Restricted Stock”) and non-qualified time-based stock options with an exercise price equal to the fair market value of Holdings' common stock on the date of grant (“Replacement Stock Options”), in each case, to be granted under the Amended Stock incentive Plan and forms of a Restricted Stock Award Agreement and a non-qualified Replacement Stock Option Award Agreement approved by the Compensation and Human Resources Committee of Holdings on June 20, 2013. The grants of Restricted Stock and Replacement Stock Options were made to certain of our named executive officers by the Stock Committee of the Board of Directors of Holdings on July 31, 2013.

The vesting schedule of the Restricted Stock and Replacement Stock Options is based upon the vesting schedule of the ISPO award that was exchanged. If the participant's service with Holdings or any of its subsidiaries terminates due to death, disability or retirement (as disability and retirement are defined in the Amended Stock Incentive Plan), the installments of Restricted Stock and Replacement Stock Options that are scheduled to vest during the twelve months following such termination will immediately vest and all remaining unvested shares of Restricted Stock and unvested Replacement Stock Options will be forfeited. In the event of a change of control (as defined in the Amended Stock Incentive Plan) prior to a termination of the participant's service, any remaining shares of Restricted Stock and any unvested Replacement Stock Options will vest and become nonforfeitable. Replacement Stock Options expire on the date that falls at the end of a number of years that equals (x) 10 minus (y) the number of years that have elapsed from the date of grant of the ISPOs being exchanged through the exchange date (rounded down to the nearest whole year). Upon termination of employment, unvested Replacement Stock Options are immediately forfeited (other than in the case of death, disability or retirement) and vested Replacement Stock Options expire immediately, in the case of termination for cause, and 90 days after termination, in the case of any other termination of employment. The Restricted Stock Award Agreement also provides that a participant may make an election under Section 83(b) of the Internal Revenue Code with regard to his or her restricted stock.

Messrs. Foss and Sutherland and Ms. McKee elected to participate in the exchange offer. Mr. Neubauer did not elect to participate in the exchange offer. Mr. Munnelly and Ms. Wallace did not hold any ISPOs. The following table shows the number of ISPOs each named executive officer exchanged and the number of shares of Restricted Stock and Replacement Stock Options that each of them received in the exchange offer:

Name	ISPOs Exchanged	Restricted Stock Granted	Replacement Options Granted
Eric J. Foss	400,000	57,002	342,998
L. Frederick Sutherland	36,000	10,172	25,828
Lynn B. McKee	36,000	10,172	25,828

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: August 6, 2013	By: /s/ L. FREDERICK SUTHERLAND

Name:	L. Frederick Sutherland

Title:	Executive Vice President and
Chief Financial Officer